UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 10, 2006

ZANN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-28519	76-0510754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1549 N. Leroy St., Suite D-200,
Fenton, MI 48430
(Address of principal executive offices, including zip code)

(810) 714-2978
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert Simpson, Vice President and a member of the Zann Corp. (“Zann” or the “Company”) Board of Directors informed the Company on April 10, 2006 that he resigned from his positions as Vice President and a member of the Company’s Board of Directors effective immediately. A copy of the resignation letter is being furnished as Exhibit 17 to this Current Report on Form 8-K.

On April 12, 2006, John J. Laskos and David N. Weiker II were appointed to the Board of Directors of the Company by the Board of Directors. Neither Mr. Laskos nor Mr. Weiker II has been named, or is expected to be named, to any committee of the Board of Directors as of the date of this filing. There is no formal agreement or arrangement with regard to the appointment of Mr. Laskos and Mr. Weiker II.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
17.1	Resignation Letter dated April 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANN CORP.

By:	/S/ George Betts
George Betts
Chief Financial Officer

Date: April 13, 2006